UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

7514 Girard Ave., Ste. 1509, LaJolla, CA 92037
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Effective May 23, 2006, Donald E. Tucker was appointed Chief Executive Officer, President and a director of the Registrant. Mr. Tucker replaces interim CEO Nathan Harrison, MD who continues to serve as a director of the Registrant. Mr. Tucker is a significant shareholder of the Registrant, and has recently retired from his employment as a senior executive with Accenture, an international consulting company. The Registrant anticipates that employment compensation terms for Mr. Tucker will be finalized within the next several weeks. Over his 26 year career with Accenture, Mr. Tucker has worked extensively with start-up companies, emerging growth businesses and Fortune 50 companies. Mr. Tucker was the Managing Partner for the Accenture Medical Products, Diagnostics and Devices industry segments, as well as, the Accenture lead partner for the west coast bio/pharmaceutical market. Areas of specialization include product and market development, logistics/supply chain management, and strategy formulation. Mr. Tucker has extensive experience in merger integration, new product launch and complex business change. Mr. Tucker is an executive advisor and Board member to a number of associations in the life sciences industry. Mr. Tucker earned a B.S. in Business Management from Northern Michigan University.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2006	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
Chief Executive Officer